Exhibit 99.1
                                                                          AMX


           FOR IMMEDIATE RELEASE
CONTACT:
           Rashid Skaf
           AMX Corporation
           800.222.0193
           rashid.skaf@amx.com


                            AMX CORPORATION APPOINTS

                     VICE PRESIDENT OF BUSINESS DEVELOPMENT


RICHARDSON, TX - FEBRUARY 20, 2003 - AMX Corporation (Nasdaq: AMXC), a worldwide leader in advanced control system technology, today announced the appointment of Scott D. Norder to the newly created position of Vice President of Business Development. Norder is responsible for evaluating and executing the development of new sources of income for AMX. He reports directly to Bob Carroll, AMX's chief executive officer.


"I am excited to work with AMX's exceptional management team and rapidly expanding product portfolio," said Norder. "AMX has continued to show leadership in the commercial and residential control and automation markets by introducing new award winning products, and I look forward to creating new relationships based on these and continuing product advancements." "We are pleased to add an individual of Scott's experience to our talented management team," said Bob Carroll, CEO.


Norder has more than fifteen years experience in management of high technology firms. As a division president of Stellent, Inc. he led significant growth in revenue and earnings for the Software Components Division. While leading initiatives in wireless and XML, he forged customer relationships with companies such as Nokia, Cisco Systems and Software AG. Prior to Stellent, at Inso Corporation, Norder led the Information Exchange Division to achieve more than 500% revenue growth. As the Vice President of engineering at Systems Compatibility Corporation, Norder led teams that developed corporate and OEM products, including the creation of long-term relationships with Microsoft, Novell and IBM/Lotus.




AMX CORPORATION is a worldwide leader in advanced control system technology targeting commercial and residential markets. AMX delivers convenient, easy-to-use solutions that incorporate advanced programming and network applications to simplify your life through technology. AMX's strategy is to work with leading dealers and distributors to integrate its products with other electronic devices, while continuing to lead the industry in control technology.

It's your world. Take control.(TM) For more information about AMX, visit www.amx.com.


Statements made in this press release that state the Company's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, our strategic alliances; the ability to develop distribution channels for new products; our dependence on suppliers, dealers and distributors; reliance on the functionality of systems or equipment, whether our own systems and equipment or those of our customers, dealers, distributors, or manufacturers; domestic and international economic conditions; the financial condition of our key customers and suppliers; the complexity of new products; ongoing research and development; our reliance on third party manufacturers; the ability to realize operating efficiencies; dependence on key personnel; the lack of an industry standard; reliance on others for technology; our ability to protect our intellectual property; the quick product life cycle; the resources necessary to compete; the possible effect of government regulations; possible liability for copyright violations on the Internet with the use of our products and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements contained herein include, but are not limited to, forecasts, projections and statements relating to product development and acceptance, inflation, future acquisitions and anticipated capital expenditures. All forecasts and projections in the report are based on management's current expectations of the Company's near term results, based on current information available pertaining to the Company, including the aforementioned risk factors. Actual results could differ materially.


All trademarks and registered marks are the property of their respective holders.




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